EXHIBIT 99.1

REVOCABLE PROXY

2004 SPECIAL MEETING OF SHAREHOLDERS

Independence Community Bank Corp.	SPECIAL MEETING
195 Montague Street, Brooklyn, NY 11201	ADMISSION TICKET

Admission ticket for the Independence Special Meeting of Stockholders,         , 2004 at        (E.S.T.) at [        ].

Please present this ticket and a photo I.D. for admittance of stockholder(s) named above. All record holders will be admitted. Admittance of other holders will be based upon availability of seating.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a stockholder of Independence Community Bank Corp. (the “Company”) as of                      , hereby authorizes                       and                      , or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders to be held at the                      , on                       at                      , Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on the reverse hereof.

COMMON

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

FOLD AND DETACH HERE
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INDEPENDENCE COMMUNITY BANK CORP. – SPECIAL MEETING,                 , 2004

YOUR VOTE IS IMPORTANT!

COMPANY # CONTROL #

You can vote in one of three ways:

VOTE BY PHONE — TOLL FREE — [ (   )    -     ] — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until (E.S.T.) on , 2004.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number, which are located above, and the last 4 digits of the U.S. Social Security Number or Tax Identification Number associated with this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•	Follow the simple instructions provided.

VOTE BY INTERNET — [http://www.            ] — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until (E.S.T.) on , 2004.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number, which are located above, and the last 4 digits of the U.S. Social Security Number or Tax Identification Number associated with this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

•	Mark, sign, and date your proxy card and return it in the postage-paid envelope provided; or

•	Return it to Independence Community Bank Corp., Investor Relations, 195 Montague Street, Brooklyn, NY 11201

If you vote by Phone or Internet, please do not mail your Proxy Form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. pursuant to which, among other things, Staten Island will merge with and into Independence	☐ For	☐ Against	☐ Abstain

2.	To transact such other business as may properly come before the Independence Special Meeting or any adjournment thereof. Management is not aware of any other such business.

This proxy is solicited on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on            , 2004 and at any adjournment thereof.

Shares of the Company’s common stock will be voted as specified. If returned, but not otherwise specified, this voting instruction card shall be voted FOR the adoption of the merger agreement and otherwise at the discretion of the Proxies. You may revoke this voting instruction card at any time prior to the time it is voted at the Special Meeting. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Special Meeting.

The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the accompanying Proxy Statement and other materials prior to signing this proxy.

Please check this box if you plan to attend the Special Meeting [   ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT.

PLEASE VOTE BY TELEPHONE OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS NOT NECESSARY TO MAIL YOUR PROXY CARD IF YOU VOTE BY TELEPHONE.

Address Change? Mark Box. Indicate changes below:	☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. A corporation should provide the full corporate name and title of authorized officer signing the proxy.